[LOGO] CONSTELLATION

FOR IMMEDIATE RELEASE

CONTACTS
Media	Investor Relations
Mike Martin - 585-218-3669	Lisa Schnorr - 585-218-3677

Constellation Brands, Inc. Statement Regarding Allied Domecq PLC

FAIRPORT, N. Y., April 27, 2005 - Constellation Brands, Inc. (NYSE: STZ, ASX: CBR) notes the recent announcement about its preliminary approach to Allied Domecq plc. Constellation confirms that the consortium consists of Constellation Brands, Brown-Forman Corporation, Lion Capital (formerly Hicks Muse Europe) and Blackstone. There is no certainty whether this preliminary approach will lead to an offer for Allied Domecq. A further announcement will be made as, and when, appropriate.

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